

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC Form
10-Q and is qualified in its entirety by reference to such financial statements. The referenced financial statements are unaudited but, in the opinion of Enterprise's management, reflect all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation.
</LEGEND>
<CIK> 0000788784
<NAME> PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
<MULTIPLIER> 1000

<PERIOD-TYPE>                               9-MOS
<FISCAL-YEAR-END>                                  DEC-31-1995
<PERIOD-START>                                     JAN-01-1996
<PERIOD-END>                                       SEP-30-1996
<BOOK-VALUE>                                          PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                           11,167,943
<OTHER-PROPERTY-AND-INVEST>                          2,345,649
<TOTAL-CURRENT-ASSETS>                               1,848,651
<TOTAL-DEFERRED-CHARGES>                             1,676,117
<OTHER-ASSETS>                                               0
<TOTAL-ASSETS>                                      17,038,360
<COMMON>                                             3,741,152
<CAPITAL-SURPLUS-PAID-IN>                                    0
<RETAINED-EARNINGS>                                  1,674,690
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       5,415,842
<PREFERRED-MANDATORY>                                  568,000
<PREFERRED>                                            113,392
<LONG-TERM-DEBT-NET>                                 4,796,539
<SHORT-TERM-NOTES>                                           0
<LONG-TERM-NOTES-PAYABLE>                                    0
<COMMERCIAL-PAPER-OBLIGATIONS>                         643,691
<LONG-TERM-DEBT-CURRENT-PORT>                          389,475
<PREFERRED-STOCK-CURRENT>                                    0
<CAPITAL-LEASE-OBLIGATIONS>                             52,564
<LEASES-CURRENT>                                             0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                       5,058,857
<TOT-CAPITALIZATION-AND-LIAB>                       17,038,360
<GROSS-OPERATING-REVENUE>                            4,467,094
<INCOME-TAX-EXPENSE>                                   230,238  <F1>
<OTHER-OPERATING-EXPENSES>                           3,432,657
<TOTAL-OPERATING-EXPENSES>                           3,661,655
<OPERATING-INCOME-LOSS>                                805,439
<OTHER-INCOME-NET>                                         570
<INCOME-BEFORE-INTEREST-EXPEN>                         806,009
<TOTAL-INTEREST-EXPENSE>                               339,415
<NET-INCOME>                                           484,475
<PREFERRED-STOCK-DIVIDENDS>                             37,649
<EARNINGS-AVAILABLE-FOR-COMM>                          484,475
<COMMON-STOCK-DIVIDENDS>                               394,944
<TOTAL-INTEREST-ON-BONDS>                              288,180
<CASH-FLOW-OPERATIONS>                                 993,559
<EPS-PRIMARY>                                             1.98
<EPS-DILUTED>                                             1.98




<F1>State  Income  Taxes of $4,957 and Federal  Income Taxes for Other Income of
$1,240 were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and
Federal Income Taxes for Other Income are included in Other Income - Miscellaneous.

